Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors and Shareholders

DaVita Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864, No. 333-1620, No. 333-34693, No. 333-34695, No. 333-46887, No. 333-75361, No. 333-56149, No. 333-30734, No. 333-30736, No. 333-63158, No. 333-42653, No. 333-86550 and No. 333-86556) and Form S-3 (No. 333-69227) of DaVita Inc. of our reports dated February 21, 2003, relating to the consolidated balance sheets of DaVita Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related schedule, which reports appear in this annual report on Form 10-K.

Our report refers to a change in accounting for goodwill and intangible assets resulting from business combinations.

/s/    KPMG LLP

Seattle, Washington

February 28, 2003